EXHIBIT 7(o)

                     [THE CHASE MANHATTAN BANK LETTERHEAD]


October 27, 2000

USAA Mutual Fund, Inc.
10750 McDermott Freeway, BKB-04-S
San Antonio, Texas 78288

Dear Sir or Madam:

              On behalf of The Chase Manhattan Bank ("Chase"), this letter (the "Custody Letter Agreement") is to confirm that Chase has been selected by the Merrill Lynch Extended Market Index Series (the "Series") of the Quantitative Master Series Trust (the "Trust") as global custodian for the Series. Chase has entered into a global custody agreement (the "Custody Agreement") with the Series and Merrill Lynch Quantitative Advisors, a division of Merrill Lynch Investment Managers, and is responsible for the provisions of custody and related services under such Custody Agreement, including, but not limited to, asset safekeeping, servicing and reporting for the Series. Chase has acted as global custodian for the Trust since July 31, 1999, the Trust's inception.

              It is our understanding that the USAA Extended Market Index Fund (the "Fund"), a series of USAA Mutual Fund, Inc., will be a "feeder" fund of the Series as part of a Master - Feeder relationship. As you know, each feeder of the Series, including the Fund, will indirectly be the recipient of the custody services we are providing to the Series as its custodian. In addition, we propose to serve as the direct custodian for the Fund. In this capacity, we propose to maintain custody of the Fund's interest in the Series and to provide the cash custody services set forth in the Addendum to Custody Letter Agreement attached hereto as Exhibit A (the "Custody Addendum"). There shall be no fees for the services provided by Chase as direct custodian for the Fund, other than as set forth in the Custody Addendum.

              If you are in agreement with this proposal, please countersign this letter where indicated and return the letter to my attention. Please don't hesitate to contact me should you have any questions about the services Chase will provide to the Series and the Fund.

Sincerely,


The Chase Manhattan Bank

By:    /S/DAVID A. EZTBACH
       -------------------
Name:  David A. Eztbach
Title: Vice President

Acknowledged and Agreed:

USAA Mutual Fund, Inc., on behalf of its series, USAA Extended Market Index Fund

By: /S/ MICHAEL J.C. ROTH
    ---------------------
Name:  Michael J.C. Roth
Title: President


Cc: Rick Vella, Merrill Lynch Quantitative Advisors

1012239.1

                                   EXHIBIT A
                      ADDENDUM TO CUSTODY LETTER AGREEMENT

                                 EXHIBIT 7(p)

                             USAA MUTUAL FUND, INC.
                      ADDENDUM TO CUSTODY LETTER AGREEMENT
                                      WITH
                            THE CHASE MANHATTAN BANK

         The Chase Manhattan Bank (the "Custodian") acting as Custodian for USAA Mutual Fund, Inc. (the "Company"), an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), hereby agrees to the following terms and conditions as of the date set forth below.

         1. QUALIFICATION. The Custodian represents to the Company that it is qualified to act as a custodian for a registered investment company under the 1940 Act, with all necessary power and authority to enter into this Addendum.

         2. CUSTODY. The Custodian agrees to maintain one or more custodial accounts ("Subscription Accounts") for one of the series of the Company, the USAA EXTENDED MARKET INDEX FUND (the "Fund"), in which checks ("Subscription Checks") issued in payment for purchases of Fund shares shall be deposited by USAA Transfer Agency Company d/b/a USAA Shareholder Account Services ("Transfer Agent"), transfer agent of the Fund. The Custodian further agrees to debit IMCO account no. 06407050388 (the "Return Item Account") for the aggregate amount of all Subscription Checks returned to the Custodian for non-payment ("Return Items"), informing Transfer Agent daily of any returned Subscription Checks. In the event that the available funds in the Return Item Account are insufficient to cover the amount of the Return Items, Custodian will promptly notify Transfer Agent by telephone of the amount of such insufficiency. Upon receipt of such telephone notice, Transfer Agent agrees to remit to Custodian the full amount of any such insufficiency.

         Each business day the Custodian agrees to credit an account maintained by the Company, with immediately available funds, amounts equal to the Subscription Checks deposited in the Subscription Account on the preceding business day notwithstanding whether the Custodian has collected good funds in respect of such checks. The Fund will compensate the Custodian for (i) estimated earnings lost on amounts wired to the Custodian in payment of Subscription Checks during the period from the date wire payment is made through the date good funds on such checks are received by the Custodian, (ii) for service fees charged by the Custodian for processing Subscription Checks as set forth in Schedule 1 to this Addendum (these amounts will be paid monthly and computed based on an overall account relationship), (iii) other miscellaneous fees as described in Schedule 1, and (iv) Return Items not paid by the Transfer Agent or USAA Investment Management Company ("IMCO") within five (5) business days following a request for payment by Custodian pursuant to this paragraph.

         3. INSTRUCTIONS: OTHER COMMUNICATIONS. Any one officer or other authorized representative of the Transfer Agent designated as hereinafter provided as an officer or other authorized representative of the Transfer Agent authorized to give instructions to the Custodian with respect to Fund assets held in Subscription Accounts (an "Authorized Officer"), shall be authorized to instruct the Custodian as to the deposit, withdrawal or any other action with respect to Fund assets from time to time by telephone, or in writing signed by such Authorized Officer and delivered by telecopy, tested telex, tested computer printout or such other reasonable method as the Transfer Agent and Custodian shall agree; provided, however, the Custodian is authorized to accept and act upon instructions from the Transfer Agent, whether orally, by telephone or otherwise, which the Custodian reasonably believes to be given by an authorized person. The Custodian may require that any instructions given orally or by telecommunications be promptly confirmed in writing.

         The Authorized Officers shall be as set forth on Schedule 2 attached hereto or as otherwise from time to time certified in writing by the Transfer Agent to the Custodian signed by the President or any Vice President, Assistant Secretary or Assistant Treasurer of the Company. In addition to a written list of authorized officers, the Transfer Agent will provide Custodian with additional information and signature cards as reasonably requested by Custodian relating to the authorized officers. The Custodian shall furnish the Transfer
Agent, with a copy to the Fund, by first class mail, or other mutually agreed-upon means of transmission, (i) prompt telephonic and written notice of Return Items, (ii) a monthly report on activity in each of the Subscription Accounts within five (5) days after the end of each calendar month, and (iii) a daily statement of activity in each of the Subscription Accounts.

         4. FEES. The service fees charged by the Custodian under the Addendum are set forth in Schedule 1 attached hereto. Schedule 1 may be amended by the parties in writing provided written notice is furnished to the Fund thirty (30) days in advance of any increase in fees.

         5.   LIABILITIES.

         (i) The Custodian shall be held harmless by the Transfer Agent and shall not be liable for any action taken or omitted to be taken under this Addendum, except for actions or omissions caused by the Custodian's negligence, willful malfeasance, or bad faith in connection with its obligations and duties under this Addendum. Except as otherwise set forth herein, the Custodian shall not have responsibility with respect to Fund assets. The Custodian shall, for the benefit of the Custodian and the Fund, use the same care with respect to handling of Fund assets in depository accounts as it uses in respect of its own assets similarly held. The Custodian shall not have responsibility with respect to any monies or any wire transfer, checks or other instruments for the payment of money unless and until actually received or secured by wire transfer by the Custodian. IN NO EVENT WILL THE CUSTODIAN BE LIABLE TO THE TRANSFER AGENT, THE COMPANY OR THE FUND FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED HEREIN.

         (ii) The Custodian shall indemnify, defend and save harmless the Company and the Transfer Agent from and against all loss, liability, claims and demands incurred by the Fund or the Transfer Agent arising out of or in connection with the Custodian's negligence, willful malfeasance or bad faith in connection with its obligations and duties under this Addendum.

         (iii) The Transfer Agent shall indemnify, defend and save harmless the Custodian from and against all loss, liability, claims and demands incurred by the Custodian arising out of or in connection with the Transfer Agent's negligence, willful malfeasance or bad faith in connection with its obligations and duties under this Addendum.

         (iv) It is understood and expressly stipulated that neither the shareholders of the Fund nor the members of the Board of Directors of the Company shall be personally liable hereunder. The obligations of the Fund hereunder are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of Directors of the Company, nor of its shareholders, officers, employees or agents, but only the Fund's property shall be bound.

         6. TERMINATION. The Company may terminate this Addendum at any time upon prior written notice to the Custodian. The Custodian may terminate this Addendum at any time by not less than thirty (30) days' prior written notice which shall specify the date of such termination. Upon termination, the Custodian shall make delivery of all Fund assets held in the Subscription Accounts within two business days from receipt of notice of termination to the third party specified by the Transfer Agent in writing. If any Subscription Checks are subsequently returned unpaid the Fund shall pay the Custodian the amount thereof on behalf of the Fund within two business days from receipt of demand.

         7. COMMUNICATIONS. All notices to be delivered pursuant to the terms of this Addendum shall be given in writing, and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States Postal Service, postage prepaid, registered, or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that such receipt of such facsimile is confirmed telephonically by the addressee), or (d) by overnight delivery service (with receipt of delivery), sent to the addresses shown below, or to such different address(es) as such party shall be designated by written notice to the other parties hereto at least ten (10) days in advance of the date upon which such change of address shall be effective. All communications required or permitted to be given under this Addendum, unless otherwise agreed by the parties, shall be addressed as follows:

     (i)  to the Custodian:

          The Chase Manhattan Bank (Texas Region)
          1020 N.E. Loop 410
          San Antonio, Texas 78209
          Attn:  Craig Fegley
          Telephone No.:  (512) 479-2695

     (ii) to the Transfer Agent:

          USAA Shareholder Account Services
          Bank Services Building, BKB-03-N
          10750 McDermott Freeway
          San Antonio, Texas 78288
          Attn:  Delia Flores
          Telephone No.:  (210) 498-8044

          With a copy to:

          USAA Investment Management Company
          Bank Services Building, BKB-04-S
          10750 McDermott Freeway
          San Antonio, Texas 78288
          Attn: Vice President, Securities Counsel and Compliance Telephone No.: (210) 498-8696

         8. ACCESS TO RECORDS. The Custodian will not refuse any reasonable request for inspection and audit of its books and records concerning transactions and balances of the Subscription Accounts by an agent of the Fund.

         9. COOPERATION. The Custodian shall cooperate with the Fund and its respective independent public accountants in connection with annual and other audits of the books and records of the Fund.

         10. MISCELLANEOUS. This Addendum (i) shall be governed by and construed in accordance with the laws of the state of New York, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may only be amended by the parties hereto in writing.

         11. TERMS AND CONDITIONS OF DEPOSIT ACCOUNTS. The handling of the Subscription Accounts and the Return Item Account and all other accounts maintained with Custodian in connection with or relating to this Addendum will be subject to the Custodian's Terms and Conditions of Deposit Accounts, and any and all rules or regulations now or hereafter promulgated by the Custodian which relate to such accounts or services provided by the Custodian and the Uniform Commercial Code, as adopted by the State of Texas (except in the event any of the same are contrary to the specific provisions hereof). In the event of any specific conflict between the provisions hereof and the provisions of any of the agreements, rules and regulations referenced in this paragraph, the provisions of this Addendum shall control.

         12. SIGNATURE AUTHORITY. Each of the undersigned represents and warrants that he/she has the requisite authority to execute this Addendum on behalf of the party for whom the undersigned signs; that all necessary action has been taken to authorize this Addendum; that this Addendum, upon execution and delivery, shall be a binding obligation of such party.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date set forth below.

Dated: October 27, 2000

                                         THE CHASE MANHATTAN BANK


                                         By:   /S/ CRAIG E. FEGLEY
                                         -------------------------
                                         Name: Craig E. Fegley
                                         Title:Senior Vice President and Manager


                                         USAA TRANSFER AGENCY COMPANY


                                         By:    /S/ SHERRON A. KIRK
                                         --------------------------
                                         Name:  Sherron A. Kirk
                                         Title: Senior Vice President

         The Company, on behalf of the Fund, hereby consents and agrees to the terms of the foregoing Addendum; provided, however, that the same shall not relieve the Custodian of any of its responsibilities to the Fund as set forth in the Custodian Letter Agreement between the Company and the Custodian.

                                         USAA MUTUAL FUND, INC.
                                         on behalf of itself and its series
                                         USAA EXTENDED MARKET
                                         INDEX FUND


                                         By:  /S/ MICHAEL J.C. ROTH
                                         --------------------------
                                         Name:  Michael J.C. Roth
                                         Title: President

         IMCO hereby consents and agrees to the terms of the foregoing Addendum to Custodian Letter Agreement.

                                         USAA INVESTMENT
                                         MANAGEMENT COMPANY

                                         By:    /S/ DAVID G. PEEBLES
                                         ---------------------------
                                         Name:  David G. Peebles
                                         Title: Senior Vice President

                                   SCHEDULE 1

                                      FEES

Automated Clearing House (ACH) Origination

USAA MUTUAL FUND, INC.

SERVICE                                                       PRICE
Origination Services (DEBITS AND CREDITS)
   2 Day Settlement Extended Processing1             $   0.01 item
   1 Day + Settlement                                    0.15 item
   2 Day + Settlement                                    0.10 item
   Electronic Depository Transfer                        0.15 item
   Pre-Authorized Check                                  1.00 item
   Items Originated-Addenda                              0.02 record
Receiving Services
   Items Received-Corporate                              0.10 item
   Items Received-Addenda                                0.01 record
Input Services
   Vendor                                               25.00 file1
   Data Transmission (IN/OUT)                           10.00 file1
General Services
   Debit Blocking (EPA)                                 25.00 account
   Maintenance                                          25.00 client tax ID
   Support-Phone Expenses (CLIENT CHARGE)                     actual expense
   Recall                                               30.00 item
   Correction/Reversal                                  15.00 item
   Location Add (CHASELINK)                              1.00 transaction
   Correspondent Settlement                            100.00 account
   Redeposit                                             1.50 item
   Unroutable                                            1.00 item
   Notification of Change Via Mail                       4.50 notice of change
   Notification of Change Via Transmission               1.25 notice of change
   Notification of Change Via Autofax                    1.25 notice of change
   Transmission Implementation                         200.00 one time
   ACH/EC Programming                                  100.00 hour
Reporting Services
   Return Via Transmission                               1.25 item +
                                                        10.00 transmission file1
   Return Via ChaseLink                                  1.00 item
   Return/Notification Via Phone                         5.00 item/report
   Return/Notification Via Mail                          4.50 return
   Return/Notification Via Fax                           4.00 page
   Return Via Autofax                                    1.25 return

1 A file is defined by the different tax identification numbers contained in the NACHA input file.

AUTOMATED CLEARING HOUSE (ACH) (CONT'D)


   ACH PAC Return-Electronic                          $  2.25 fax/transmission
   ACH PAC Return-Paper Advice                           5.00 advice
   Transaction Journal-ACH Origination Report            6.00 report
   Return Journal-ACH Return Transmission Report         6.00 report
   ACH Composite Receiver File                          25.00 month
Ad-hoc Services
   ACH Transaction Recalls                              10.00 recall

   Aged Inquiry Transaction Research                    10.00 inquiry
   Create Official Checks                               25.00 check
   Duplicate Report Copies                               5.00 report
   Additional Test File                                 50.00 file
   Duplicate Fax/Mail Delivery                           5.00 fax/delivery
   Research Faxed Pages                                  0.35 page
   Return Item Analysis Report                          10.00 report
   Rules Violation Incident Report                     150.00 report

This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

Account Reconciliation Services

USAA MUTUAL FUND, INC.

SERVICE                                                       PRICE
POSITIVE PAY
   Per Item - Full Reconciliation                         .035 item
   Data Transmission                                      No charge
   CheckMate Software                                     No charge
   Exception Notification Delivery - Fax                  No charge
   Exception Notification Delivery - Internet            5.00 transmission/email
                                                              address
   Exception Items (Paid-No-Issue)                       2.00 item
   Transmission Set-Up                                 300.00 one-time only
                                                              charge
   Stale Date Notification                                .06 item
   Maximum Dollar Notification                            .06 item
PAID LIST (PARTIAL) RECONCILIATION
   Non Positive Pay Paid List Per Item                    .05 item
   Non Positive Pay Paid List Maintenance              125.00 month
   Daily Paid Reconciliation                             2.50 item +
                                                              transmission
                                                              charge
FULL RECONCILIATION
   Non Positive Pay Full Per Item                         .06 item
   Non Positive Pay Full Maintenance                   150.00 month
DEPOSIT RECONCILIATION
   Per Item                                               .06 item
   Maintenance                                          75.00 month
RANGE RECONCILIATION
   Per Item                                               .06 item
   Maintenance                                          75.00 month
OTHER SERVICES
   Stop Pay Expiration Report                           20.00 cycle
   Non Positive Pay Data Transmission                   10.00 transmission
   Float Report (Full Reconciliation only)              50.00 cycle
   Diskette (Inbound or Outbound)                       35.00 diskette
   Postage Courier                                        Actual costs
   Rebuild Past Reconciliation (>90 days) 1             25.00 hour
   Manual Research1                                     35.00 hour
   Manually Key Issue Data from Fax1                     2.00 issue

1 One-time charge for special services requested by client which require extensive research and or manual work.

QUICK SEARCH
   Software                                               No charge
   First Account                                      $ 35.00 account month
   Additional Accounts                                  15.00 account month
   Stop Payment                                          7.00 stop
   Photocopy Request                                     4.00 photocopy
   Extended History (>90 days)                          10.00 month account
   Additional User                                      20.00 user/month


This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

Funds Transfer Service

USAA MUTUAL FUND, INC.

SERVICE                                                       PRICE

Maintenance                                            $ 0.00 account
Incoming Transfer
   AUTOPOST Domestic                                     3.00 transfer
   NON-AUTOPOST Domestic                                 4.50 transfer
   International                                        10.00 transfer
Electronic Initiation1
   Domestic Straight Through Transfer                    4.00 transfer
   Domestic Repaired Transfer                            7.00 transfer
   International Transfer (U.S. DOLLAR PAYMENTS)        35.00 transfer
Operator Assisted Initiation
   Domestic                                             15.00 transfer
   International (U.S. DOLLAR PAYMENTS)                 40.00 transfer
International Pass Through Transfer                     20.00 transfer
Manual Transfer Surcharge                              100.00 transfer +
                                                 operator assisted transfer fee
Priority Handling Surcharge                             20.00 transfer
Notification
   Printed Advice                                        3.50 transfer
   Telephone                                             6.50 call
   Fax                                                   4.00 transfer


1 Includes ChaseLink FT, MicroLink FT, Insight CPS, FT/PC, FT EXPRESS, and Automatic Standing Transfer. A MicroLink FT transaction fee of $1.00/transfer also applies.

This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

MicroLink

USAA MUTUAL FUND, INC.

SERVICE                                                       PRICE
BANK ACCOUNT REPORTING
   Implementation1
     Bank Account Reporting                          $ 325.00 one time
   Maintenance1
     Bank Account Reporting                             30.00 client
   Chase Texas Accounts                                 25.00 account
     Current-Day Reporting                              10.00 account2
   Other Bank Accounts                                  40.00 account
   Transaction Reporting
     Previous Day                                        0.13 item
     Current Day                                         0.25 item
SPECIAL REPORTS MODULE
   EDI Report                                           15.00 client
   Per Line                                              0.10 line
   EC Translation Charges                                0.20 1000 characters
AUTOMATED PAYMENTS & COLLECTIONS (APC)3
   Implementation1                                     225.00 one time
     Without Bank Account Reporting                    325.00 one time
   Maintenance1                                         40.00 account/client
     Without Bank Account Reporting                     50.00 account/client
   Transactions
     1-500 Transactions                                  0.30 transaction
     501-1,000 Transactions                              0.15 transaction
     1,000+ Transactions                                 0.10 transaction
     CCD+ Addenda Record                                 0.12 record
     Origination Services (DEBITS AND CREDITS)
       2 Day Settlement Extended Processing4             0.01 item
       1 Day + Settlement                                0.15 item
       2 Day + Settlement                                0.10 item


1  Fees  are  for  single  micro-computer   setup.   Additional  micro-computer
implementation and maintenance charges are available at 50% off listed fees.

2  The charge for Current Day Reporting is in addition to the account charges.

3  Refer to ACH Price Sheet for additional APC and DTS charges.

4  File received after 4:00 p.m. CT.

Item Processing--Deposit Services

USAA MUTUAL FUND, INC.

SERVICE                                                       PRICE
ITEM PROCESSING (PRE-ENCODED DEPOSITS)
   On-Us                                              $  0.000 item
   Tier I/Local City                                     0.015 item
   Tier II/Local RCPC                                    0.021 item
   Tier III/Texas Fed Cities                             0.035 item
   Tier IV/Other Texas                                   0.038 item
   Tier V/Other Transit                                  0.040 item
   HDGS                                                  0.150 item
   Premium RCPC                                          0.045 item
   Repaired                                              0.450 item
   Rejects                                               0.450 item
   High Speed U.S. Dollar Canadian Items                 1.000 item
DEPOSIT SERVICES
   Maintenance                                          10.00 account
   Debits Posted
     Paper                                               0.065 item
     Electronic                                          0.065 item
   Credits Posted
     Paper                                               0.45 item
     Electronic                                          0.20 item
   Deposit Corrections                                  10.00 deposit (1 FREE/
                                                                       MONTH)
   Items Deposited Basic                                 0.07 item
   Encoding                                              0.04 item
   Stop Payment-Telephone                               25.00 each
   Stop Payment Quick Search                             7.00 each
   Return Items
     Received                                            2.00 return
     Reclears                                            1.50 reclear
     Special Handling                                    2.00 each
   Insufficient Funds                                    0.00 item
   Overdraft Interest                                    90 day avg. T-Bill
   Special Statements                                    7.50 statement
   Check Copy Retrieval                                  4.00 item (3 FREE/
                                                                    MONTH)
   Telephone Balance-Commercial                          3.00 inquiry
   Transit Check Cashing-Payee                           1.5% of check total
                                                              ($5 MIN)
   Transit Check Cashing-Commercial Client               5.00 check
   Additional Analysis Statement                        10.00 copy
   Invoice Billing                                      25.00 relationship/month
   Foreign Deposits                                      5.00 each

This pricing represents fees for this service. Additional fees for other services may be applicable. Please contact your Chase Treasury Solutions Representative with questions.

                                   SCHEDULE 2

                              AUTHORIZED OFFICERS


Michael J.C. Roth

Sherron Kirk

Terri Luensmann

Samuel Borowski

Delia Flores

Lisa Noll

Patricia Scharmann

Date:  October 27, 2000

                                 EXHIBIT 7(q)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Gentlemen:

         Pursuant to Section 12 of the Custodian Agreement dated as of November 3, 1982, between USAA Mutual Fund, Inc. (the "Company") and State Street Bank and Trust Company (the "Custodian"), as amended, modified or supplemented from time to time (the "Custodian Agreement"), please be advised that the Company has established three new series of its shares, namely, the USAA Nasdaq-100 Index Fund, the USAA Global Titans Index Fund, and the USAA Capital Growth Fund (collectively the "Funds"). Please be further advised that the Company desires to retain the Custodian to render custody services under the Custodian Agreement to the Funds in accordance with the fee schedule attached hereto as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                         USAA MUTUAL FUND, INC.



Attest:  /S/ MICHAEL D. WAGNER           By:  /S/ MICHAEL J.C. ROTH
         ---------------------                ---------------------
         Michael D. Wagner                    Michael J.C. Roth
         Secretary                            President


Dated:   October 27, 2000


         We are willing to render custody services to the USAA Nasdaq-100 Index Fund, the USAA Global Titans Index Fund, and the USAA Capital Growth Fund in accordance with the fee schedules attached hereto as Exhibit A.

                                         STATE STREET BANK AND TRUST COMPANY


Attest: /S/ STEPHANIE L. POSTER          BY: /S/ RONALD E. LOGUE
        -----------------------              -------------------
        Stephanie L. Poster                  Ronald E. Logue, Vice Chairman and
                                             Chief Operating Officer


Dated:   October 27, 2000

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